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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

                                January 19, 2000
           -----------------------------------------------------------
                Date of Report (Date of earliest event reported)


                         WALLACE COMPUTER SERVICES, INC.
           -----------------------------------------------------------
             (Exact name of registrant as specified in its charter)


              Delaware                    1-6528               36-2515832
    ----------------------------    ----------------     -----------------------
    (State or other jurisdiction       (Commission            (IRS Employer
          of incorporation)            File Number)         Identification No.)


        2275 Cabot Drive, Lisle, Illinois                       60532-3630
    --------------------------------------------               -------------
      (Address of principal executive offices)                  (Zip Code)


       Registrant's telephone number, including area code: (630) 588-5000
                                                            -------------

                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 5 - Other Events

Attached as Exhibit 1 is a press release of the Registrant dated January 19, 2000, anouncing the retirement of Robert J. Cronin from the position of Chairman and CEO of Registrant. The press release also announces the appointment of Neele
E. Stearns, Jr. as Chairman and Michael O. Duffield as Interim CEO.

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  January 19, 2000                         Wallace Computer Services, Inc.
                                                         (Registrant)


                                                       Steven L. Carson
                                                          Secretary


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                                    EXHIBIT I

2275 CABOT DRIVE
LISLE, IL  60532-3630
T 630.588.5000  F 630.588.5115



[LOGO]                       WALLACE NEWS RELEASE

FOR IMMEDIATE RELEASE


                          Cronin Retires From Wallace;
             Stearns Named Chairman and Duffield Named Interim CEO

Lisle, Ill., January 19, 2000 -- Wallace Computer Services, Inc. (NYSE:WCS) today announced that Chairman and CEO Robert J. Cronin, 55, is retiring from Wallace and its Board of Directors effective immediately. Board member Neele E. Stearns, Jr., has been named Chairman, and Michael O. Duffield, currently President and Chief Operating Officer, will assume interim responsibilities as CEO. A search will be conducted for a full-time CEO which will include both Duffield and external candidates and is expected to take several months.
         "I have truly enjoyed the 33 years of service with Wallace and am especially proud of the last seven years as CEO. However, seven years is a long time serving a dynamic changing organization and for personal reasons it is time to move on," said Cronin.
         "Speaking for the Board, I want to express our deepest appreciation and gratitude to Bob for the energy and true commitment that he brought to this company," added Stearns.
         Cronin began his career in 1967 as a Wallace sales representative and later held successive sales management positions culminating in Senior Vice President of Sales and Marketing. He was made President and Chief Executive Officer in 1992 and was named Chairman in 1998.
         Stearns, 63, is the former President and Chief Executive Officer of CC Industries, a holding company with manufacturing and real estate development operations. He joined the Wallace Board in 1990 and most recently chaired the Board's Governance and Nominating Committee and also served on the Audit and Executive Committees.
         Duffield, 47, began his career with Wallace as a plant management trainee and subsequently held various management positions including Plant Manager. He was later promoted to Manager of Manufacturing for the Business Forms Division, and then to Vice President of Distribution. He became Vice President of Operations in 1990 with responsibility for all manufacturing and distribution operations. He was promoted to Senior Vice President in 1992, and was made President and COO in 1998.
         Wallace (http://www.wallace.com/) is recognized as the leading provider of print management services to Fortune 2000 companies through its Total Print Management program. The company's introduction of these services in 1992 has led the trend for large companies to outsource the management and distribution of printed materials. With nationwide resources across a wide range of traditional and digital capabilities, Wallace can be a large organization's single print management source. The company's print management services include eCommerce, distribution logistics, digital asset management, inventory management, and print optimization. Wallace is headquartered in Lisle, Illinois with manufacturing, distribution and sales facilities throughout the United States.